Exhibit 10.2

AMENDMENT TO SECURITIES ESCROW AGREEMENT

THIS AMENDMENT TO SECURITIES ESCROW AGREEMENT, dated as of May 8, 2012 (this “Amendment”), is entered into by and among Global Eagle Acquisition Corp., a Delaware corporation (the “Company”), American Stock Transfer & Trust Company, LLC (“AST”) and each of the parties set forth on the signature page hereto under “Initial Holders”. This Amendment amends the Securities Escrow Agreement (the “Agreement”), dated as of May 12, 2011 among the Company, AST, Global Eagle Acquisition LLC, and the other parties thereto and all capitalized terms used but not defined in this Amendment shall have the meanings ascribed to such terms in the Agreement.

NOW THEREFORE, in consideration of the mutual promises contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment hereby, intending legally to be bound, agree as follows:

AGREEMENT

Section 1. Amendments. The Agreement is hereby amended as follows:

(i) all references to the term “Initial Holders” in the Agreement shall be deemed to refer to the parties set forth on the signature page hereof under “Initial Holders” and any actions or obligations contained in the Agreement of the Initial Holders required to have been taken or satisfied, as applicable, prior to the execution of this Amendment shall, solely with respect to Cole A. Sirucek, be deemed to have been taken or satisfied, as applicable, as of the date hereof;

(ii) Section 4.4 of the Agreement is deleted in its entirety and replaced with the following:

“4.4. Insider Letters. Each Initial Holder has executed a letter agreement with the Company, dated either as of the Effective date or as of the date such Initial Holder first acquired securities of the Company (each an “Insider Letter”), which contains certain rights and obligations of such Initial Holder with respect to the Company, including, but not limited to, certain voting obligations in respect of the Escrow Shares.”; and

(iii) Exhibit A to the Agreement is deleted in its entirety and replaced with Exhibit A attached hereto.

Section 2. No Further Amendments or Modifications. The terms and conditions of the Agreement shall remain in full force and effect and are amended only to the extent specifically provided in this Amendment.

Section 3. Counterparts. This Amendment may be executed in several counterparts each one of which shall constitute an original and may be delivered by facsimile transmission and together shall constitute one instrument.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment.

COMPANY:

GLOBAL EAGLE ACQUISITION CORP.

By:	/s/ James A. Graf
Name: James A. Graf
Title: Vice President

AMERICAN STOCK TRANSFER & TRUST
COMPANY, LLC

By:	/s/ Felix Orihuela
Name: Felix Orihuela
Title: Vice President

INITIAL HOLDERS:

GLOBAL EAGLE ACQUISITION LLC

By:	/s/ James A. Graf
Name: James A. Graf
Title: Vice President

/s/ James McNamara
James McNamara

/s/ Dennis Miller
Dennis Miller

/s/ Cole A. Sirucek
Cole A. Sirucek

[AMENDMENT TO SECURITIES ESCROW AGREEMENT]

EXHIBIT A

LIST OF INITIAL HOLDERS

Name	Founder Shares	Founder Earnout Shares	Warrants

Global Eagle Acquisition LLC 10900 Wilshire Blvd., Suite 1500 Los Angeles, CA 90024 Fax No.: (310) 209-7225	3,959,913 shares	164,996 shares	6,666,667 warrants

James McNamara 1095 Mariner Drive Key Biscayne, FL 33149	21,205 shares	884 shares

Dennis Miller 1338 Bella Oceana Vista Pacific Palisades, CA 90272	21,205 shares	884 shares	333,333 warrants

Cole A. Sirucek 10D, Hillsborough Court Royal Tower, 18 Old Peak Road, Hong Kong	9,600 shares	400 shares